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                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                     BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File Numbers 333-03305, 333-03317 and 333-55680 of our report dated February 25, 2005, on the consolidated financial statements of United Bancorp, Inc. as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, which report is included in the Form 10-K/A, amendment No. 2 of United Bancorp, Inc. and of our report dated February 25, 2005 on United Bancorp Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, which report is included in the Form 10-K/A, amendment No. 2 of United Bancorp Inc.


/S/ BKD LLP
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Indianapolis, Indiana
October 11, 2005


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